Exhibit 99.1

Aether Systems Announces Fourth Quarter and Year-End 2003 Results

    OWINGS MILLS, Md.--(BUSINESS WIRE)--Feb. 17, 2004--Aether Systems, Inc. (NASDAQ:AETH), a leading provider of wireless and mobile data solutions, today reported financial results for the fourth quarter and the fiscal year ended December 31, 2003. These results reflect the reclassification of the results of Aether's Enterprise Mobility Solutions ("EMS") division, which Aether sold in January 2004, as discontinued operations.(1) Revenue from continuing operations for 2003 was $55.6 million, as compared to $59.3 million in 2002. Q4 2003 revenue was $12.5 million, as compared to $15.9 million in the same period last year and $13.7 million in Q3 2003.
    The decrease in revenue from continuing operations for the 2003 year, as compared to 2002, reflected a decline in subscriber revenue, partially offset by an increase in revenue from device sales. Revenue from software and related services was flat year over year. In Q4 2003, both subscriber revenue and revenue from software and related services declined, as compared to Q4 2002, while revenue from device sales increased. As compared to Q3 2003, subscriber revenue and revenue from software and related services both declined (from $6.0 million and $5.0 million, respectively, in Q3 2003) and revenue from device sales increased slightly (from $2.7 million in Q3 2003).
    Net loss from continuing operations for 2003 was ($0.84) per share, or ($35.8 million), which was significantly smaller than the 2002 net loss from continuing operations of ($2.41) per share, or ($101.6 million). For Q4 2003, net loss from continuing operations was ($0.23) per share, or ($10.1 million). The Q4 2003 (and full year
2003) amount includes approximately $1.5 million ($0.04 per share) of professional and other fees and expenses that Aether incurred in pursuing potential strategic transactions that, as of the end of the fiscal year, management did not expect would be completed. These fees and expenses are reported as part of Aether's general and administrative operating expenses in Q4 2003. In Q4 2002, net income from continuing operations was $0.03 per share, or $1.1 million, which included a gain on extinguishment of debt of $11.5 million, or $0.27 per share. In Q3 2003 by comparison, net loss from continuing operations was ($0.15) per share, or ($6.2 million).
    Aether reported a 2003 net operating loss from continuing operations, excluding certain non-cash and other charges, of ($0.61) per share, or ($25.8 million).(2) This is a non-GAAP financial measure that management considers, along with GAAP measures, when evaluating the Company's operating performance. In 2002, net operating loss from continuing operations, excluding certain non-cash and other charges, was ($1.08) per share, or ($45.5 million). Aether reported a Q4 2003 net operating loss from continuing operations, excluding certain non-cash and other charges, of ($0.18) per share or a total of ($7.7 million). In the same period last year, net operating loss from continuing operations, excluding certain non-cash and other charges, was ($0.18) per share, or ($7.6 million). The full year 2003 and Q4 2003 amounts include the $1.5 million ($0.04 per share) of strategic transaction expenses discussed above. In Q3 2003, the comparable amount was ($0.12) per share, or ($4.9 million). This non-GAAP financial measure is discussed below and is reconciled to net operating loss, which is the most directly comparable GAAP financial measure, in an attachment to this press release, as required by the SEC's Regulation G.
    Total cash and cash equivalents (including investments available for sale) declined by $32.3 million during Q4 2003. Approximately 75% of this decline resulted from payments made during the quarter to terminate several leases (primarily for vacant office space) that were included in the Company's restructuring reserve. These payments reduced the restructuring reserve to $1.5 million at December 31, 2003. Aether does not expect to incur significant restructuring payments in the future.
    "In fiscal 2003, Aether took several important steps toward reaching its goal of profitability," said Chairman and CEO David S. Oros. "We substantially completed our organizational restructuring, which resulted in significant expense reductions, and we further reduced our cash burn by divesting assets associated with the EMS division. The combined effect of this aggressive expense reduction program, along with execution of our strategic divestiture process, clearly had a negative impact on our revenue in 2003, which came in somewhat below expectation."
    "As we move forward, we will seek to improve the profitability of our Mobile Government and Transportation units," Mr. Oros added. "At the same time, we continue to explore possible acquisitions, additional divestitures, and other strategic options that we believe will allow us to enhance the value of our assets for our shareholders."
    Operating expenses in 2003 were $61.7 million, as compared to $117.7 million in 2002. Operating expenses in Q4 2003 were $15.7 million, as compared to $17.9 million in Q4 2002 and $12.2 million in Q3 2003. Operating expenses for 2003 and for Q4 2003 include the $1.5 million of strategic transaction expenses discussed above.

    Use of Non-GAAP Financial Measure

    This press release refers to net operating loss from continuing operations, excluding non-cash and other charges, which is a non-GAAP financial measures, as defined by the SEC's Regulation G: We provide this non-GAAP financial measure because we believe that when considered with the comparable GAAP measure, it enhances an investor's ability to compare the Company's performance from one period to the next. Aether management considers this non-GAAP financial measure in evaluating the Company's operations. We also believe it aids in management's and investors' assessment of the use of cash by the Company's core operations, as it excludes cash items (such as restructuring charges) that in management's judgment do not reflect the ongoing cash expenses of the Company's continuing business, as well as non-cash gains and charges. In addition, analysts and others in the investment community use this metric to evaluate the Company's performance and to express performance estimates for the Company. This non-GAAP financial measure requires management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different.

    Conference Call

    Aether will host a conference call on Wednesday, February 18, 2004 at 8:30 a.m. Eastern Time. Interested parties may access the call at www.aethersystems.com or by telephone at 1-800-441-0022. Please ask for the Aether Systems call. Replay of this call will be available until Wednesday, March 10, by calling 1-800-839-0860, access code 1411. Additionally, this press release is available on the Company's website.

    About Aether Systems, Inc.

    Aether Systems provides wireless and mobile data solutions that increase efficiency and productivity for the Transportation, Fleet Management, and Public Safety markets. Aether's transportation and fleet management solutions, in use by over 600 fleets, include the industry-leading MobileMax(TM) multi-mode system. MobileMax automatically switches between land-based and satellite communications to ensure complete coverage and cost-effective communications. Aether's public safety solutions help hundreds of Police and Fire departments in North America leverage the power of wireless for improved service to the public. The PacketCluster family of products provides officers in the field with empowering applications including direct access to motor vehicle and warrant information within seconds, and paperless reporting systems. For more information, please visit www.aethersystems.com

    Forward-Looking Statement Disclosure

    This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward looking statements include those regarding the Company's efforts to achieve profitability, its expectation that it will not incur significant restructuring charges in the future, its pursuit of various strategic options, and the impact of such strategic options on shareholder value. Forward-looking statements typically include the words "expect," "anticipate," "believe," "estimate," "intend," "may," "will," and similar expressions as they relate to Aether or its management. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly such risks and uncertainties Risks and uncertainties that may affect the Company's operations, financial condition and financial results are discussed in detail in the Company's Annual Report on Form 10-K. They include, but are not limited to: whether we will be able to alter our services to meet changing market demands and technologies; whether we will be able to recruit and retain qualified personnel, particularly in light of restructuring efforts and divestiture processes; our dependence on wireless networks owned and controlled by third parties; potential negative effects on our operations and financial results from workforce reductions, other restructuring activities, and the evaluation of strategic alternatives (including possible divestitures); limitations on our ability to protect the Company's intellectual property; service disruptions and systems failures; and the potential loss of significant customers. Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    (1) In accordance with generally accepted accounting practices ("GAAP"), the results of the EMS division for all periods have been reclassified as discontinued operations, so that period-to-period comparisons are presented on a comparable basis.

    (2) "Non-cash and other charges" include restructuring charges, the amortization of intangibles and other non-cash items primarily relating to acquisitions, the Company's share of losses in joint ventures under equity method accounting, gain on extinguishment of debt, and non-cash expenses relating to options and warrants and certain other items, all of which are set forth on a reconciliation attached to this press release.



                         AETHER SYSTEMS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS
                             OF OPERATIONS

                              Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                              ------------------- --------------------
                                 2003      2002      2003       2002
                              --------- --------- --------- ----------
in thousands except per share
 data

Subscriber revenue              $5,417    $8,172   $25,972    $31,302
Software and related services    4,259     5,622    19,382     19,550
Device sales                     2,862     2,095    10,196      8,469
                              --------- --------- --------- ----------
          Total revenue         12,538    15,889    55,550     59,321
Cost of subscriber revenue       2,356     4,073    11,759     15,846
Cost of software and related
 services                        1,119     1,163     4,507      6,150
Cost of device sales             3,157     2,277    10,774      7,441
                              --------- --------- --------- ----------
          Total cost of
           revenue               6,632     7,513    27,040     29,437
                              --------- --------- --------- ----------
          Gross profit           5,906     8,376    28,510     29,884
Operating expenses:
  Research and development       2,467     2,283    10,282     10,296
  General and administrative     7,726     8,579    29,092     41,568
  Selling and marketing          1,715     2,475     7,799     11,007
  Depreciation and
   amortization                  3,305     3,283     9,985     16,309
  Option and warrant expense       350       437     1,315      3,132
  Impairment of intangibles
   and fixed assets                  0       538     2,036     33,655
  Loss on disposal of assets         -         -       843          -
  Restructuring charge             101       308       372      1,703
                              --------- --------- --------- ----------
         Total operating
          expenses              15,664    17,903    61,724    117,669
                              --------- --------- --------- ----------
          Operating loss        (9,757)   (9,527)  (33,214)   (87,785)
Other income (expense):
  Interest income (expense),
   net                          (1,013)     (704)   (3,171)    (4,169)
  Gains on extinguishment of
   debt                              -    11,450         -     42,765
  Equity in gains/(losses) of
   investment                        -       (72)      (97)    (4,744)
  Investment gain/(loss),
   including impairments, net      623      (618)      587    (14,412)
  Other income                      94         -        99          -
  Cumulative effect of change
   (SFAS 142)                        -         -         -    (33,876)
  Income tax
   benefit/(provision)               -       618         -        618
                              --------- --------- --------- ----------
            Net income/(loss)
             from continuing
             operations       $(10,054)   $1,146  $(35,796) $(101,604)
                              ========= ========= ========= ==========
            Net loss from
             discontinued
             operations         (2,333)  (25,893)  (13,655)  (223,817)
                              --------- --------- --------- ----------
            Net loss          $(12,387) $(24,747) $(49,451) $(325,421)
                              ========= ========= ========= ==========

Net income/(loss) per share
 from continuing operations     $(0.23)    $0.03    $(0.84)    $(2.41)
Net loss per share from
 discontinued operations        $(0.05)   $(0.61)   $(0.32)    $(5.31)
                              --------- --------- --------- ----------
Net loss per share              $(0.29)   $(0.59)   $(1.16)    $(7.73)
                              ========= ========= ========= ==========

Weighted average shares
 outstanding - basic
 and diluted                    42,883    42,220    42,616     42,117
                              ========= ========= ========= ==========


Reconciliation to net loss
 from continuing operations
 excluding non-cash
 and other charges:

  Net income/(loss) from
   continuing operations per
   GAAP                        (10,054)    1,146   (35,796)  (101,604)

  Add back non-cash and other
   charges:
    Other adjustments
     (impairment of goodwill,
      write-down of
      investments, inventory
      obsolescence)               (623)    1,156     1,449     48,067
    Amortization of
     intangibles                 2,654     1,337     5,979      7,979
    Proportionate share of
     losses in investee              -        72        97      4,744
    Other income                   (94)        -       (99)         -
    Option and warrant
     expense                       350       437     1,315      3,132
    Restructuring charge
     (includes cash and non
     cash charges)                 101       308       372      1,703
    Loss on disposal of
     assets                          -         -       843          -
    Gains on extinguishment
     of debt                         -   (11,450)        -    (42,765)
    Cumulative effect of
     change in accounting
     principle                       -         -         -     33,876
    Income tax
     benefit/(provision)             -      (618)        -       (618)

      Net loss from
       continuing operations
       excluding non-cash and
       other charges            (7,666)   (7,612)  (25,841)   (45,486)
                              ========= ========= ========= ==========

     Net loss from continuing
      operations excluding
      non-cash and other
      charges per share
      - basic and diluted       $(0.18)   $(0.18)   $(0.61)    $(1.08)
                              ========= ========= ========= ==========



                         AETHER SYSTEMS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                       ASSETS
                                                   December  December
                                                      31,       31,
                                                     2003      2002
                                                   --------- ---------
in thousands

Current assets:
  Cash and cash equivalents                         $26,222   $68,593
  Investments available for sale                         20   255,825
  Trade accounts receivable                          15,014    13,928
  Inventory                                          10,162    15,997
  Assets held for sale                                    -     5,250
  Net assets from discontinued operations            14,219    25,035
  Leased equipment receivable                         2,636     1,655
  Prepaid expenses and other current assets          16,338    14,901
                                                   --------- ---------
          Total current assets                       84,611   401,184
Restricted cash                                      13,460         -
Investments available for sale                      223,122     2,228
Furniture, computers, and equipment, net              9,335     9,290
Leased equipment receivable                           8,765     6,691
Intangibles and other assets                         58,812    54,016
                                                   --------- ---------
                                                   $398,105  $473,409
                                                   ========= =========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      388       513
  Accrued expenses                                   12,220    11,915
  Restructuring reserve                               1,407     8,651
  Accrued employee compensation and benefits          2,796     4,825
  Accrued interest payable                            2,529     2,529
  Net liabilities from discontinued operations        9,687    15,694
  Deferred revenue                                   15,373    10,638
                                                   --------- ---------
          Total current liabilities                  44,400    54,765

Long-term liabilities:
  Convertible subordinated notes payable and other
   notes payable                                    154,912   154,912
  Deferred revenue                                   18,799    11,789
  Restructuring reserve                                  70    23,801
  Deferred rent                                         624       742

Stockholders' equity                                179,300   227,400
Commitments and contingencies
                                                   --------- ---------
                                                   $398,105  $473,409
                                                   ========= =========

    CONTACT: Aether Systems, Inc.
             Greg Abel, 443-394-5189